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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement on Form S-3 in connection with the sale of 735,000 shares of common stock of PHP Healthcare Corporation (the "Company"), including (i) 100,000 shares issuable upon the exercise of stock options, (ii) 45,000 shares issuable upon the exercise of an outstanding warrant, dated as of November 1, 1992, issued by the Company, (iii) 90,000 shares held by Medigroup of New Jersey, Inc., (iv) 200,000 shares held by Charles H. Robbins, (v) 100,000 shares held by Ellen E. Robbins, Trustee under Trust Indenture dated October 1, 1985 ("Trustee"), FBO Caroline H. Robbins, Charles H. Robbins, Grantor, (vi) 100,000 shares held by Trustee, FBO Lee S. Robbins, Charles H. Robbins, Grantor, and (vii) 100,000 shares held by Charles B. Robbins, of our report dated July 10, 1996 on our audits of the consolidated financial statements and schedules of PHP Healthcare Corporation and Subsidiaries as of April 30, 1996 and 1995 and for the years then ended appearing in the Company's 1996 Form 10-K. We also consent to the reference to our firm under the caption "Independent Public Accountants."

                                          COOPERS & LYBRAND L.L.P.

Washington, D.C.
April 29, 1997